UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 24, 2014

Hilltop Holdings Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-31987	84-1477939
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crescent Court, Suite 1330
Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 855-2177

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02                   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2013 Incentive Payments

On February 24, 2014, the Compensation Committee of the Board of Directors of Hilltop Holdings Inc. (the “Company”), awarded incentive payments to the Company’s 2013 named executive officers as follows with respect to their performance during fiscal 2013:

Name	Amount
Jeremy B. Ford	$500,000
Darren Parmenter	$200,000
Alan B. White	$1,350,000

The incentives awarded to Messrs. Ford and Parmenter were determined by the Compensation Committee based upon an evaluation of their respective performance under the Hilltop Holdings Inc. 2012 Annual Incentive Plan (the “Annual Incentive Plan”).  Mr. White’s bonus was determined in accordance the terms of that certain Retention Agreement among the Company, PlainsCapital Corporation and Mr. White.

Restricted Stock Unit Awards

On February 24, 2014, the Compensation Committee of the Board of Directors approved: (1) a form of restricted stock unit award agreement for awards under the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”) that provides for time-based vesting (the “Time-Based RSU Award Agreement”) and (2) a form of restricted stock unit award agreement for awards under the 2012 Equity Incentive Plan that provides for performance-based vesting (the “Performance-Based RSU Award Agreement” and, together with the Time-Based RSU Award Agreement, the “RSU Award Agreements”).

Restricted stock units (“RSUs”) granted under the Time-Based RSU Award Agreement (“Time-Based RSUs”) generally cliff vest on the third anniversary of the grant date. In the event of a change of control, all Time-Based RSUs immediately vest in full.

RSUs granted under the Performance-Based RSU Award Agreement (“Performance-Based RSUs”) vest based upon the achievement of certain performance goals during the three-year period beginning January 1, 2014 and ending December 31, 2016 (the “Performance Period”). The performance goals with respect to 50% of Performance-Based RSUs will vest based on total shareholder return of the Company relative to total shareholder return of an industry index for the Performance Period, and the performance goals for the remaining 50% of Performance-Based RSUs will vest based upon cumulative earnings per share of the Company for the Performance Period. Achievement of each performance goal is measured on a straight-line scale from a Threshold level to a Target level and up to a Stretch level, at which points 50%, 100% and 150%, respectively, of the Performance-Based RSUs subject to such metric vest. In the event of a change of control, Performance-Based RSUs vest at the greater of: the achievement of the Target level and a level projected based upon actual results through the date of such change of control.

Pursuant to the RSU Award Agreements, RSUs are not transferable by means of sale, assignment, exchange, encumbrance, pledge or otherwise until they vest. The holder of RSUs does not have any rights as a stockholder of the Company’s common stock until such RSUs vest, at which time they convert into an equal number of shares of the Company’s common stock. The shares of common stock will be subject to transfer restrictions for a period of one year following conversion, subject to certain exceptions set forth in the RSU Award Agreements.

The foregoing description of the RSU Award Agreements is qualified in its entirety to the full text of the form of RSU Award Agreements, which are filed as exhibits 10.1 and 10.2 hereto and are incorporated by reference herein.

On February 24, 2014, the Compensation Committee of the Board of Directors also awarded Time-Based RSUs and Performance-Based RSUs in the amounts set forth in the table below to the Company’s 2013 named executive officers pursuant to the 2012 Equity Incentive Plan. The number of Performance-Based RSUs set forth in the table below is based upon the achievement of Target levels of performance.

Name	Time-Based RSUs Awarded	Performance-Based RSUs Awarded (at Target)	Total RSUs Awarded
Jeremy B. Ford	12,696	12,696	25,392
Darren Parmenter	3,703	3,703	7,406
Alan B. White	14,812	14,811	29,623
Hill A. Feinberg	4,444	4,443	8,887
Todd Salmans	7,406	7,406	14,812

2014 Compensation

On February 24, 2014, the Compensation Committee of the Board of Directors determined to increase the salaries of Messrs. Ford and Parmenter as follows for 2014:

Name	2013 Salary	2014 Salary	Increase
Jeremy B. Ford	$500,000	$550,000	$50,000
Darren Parmenter	$300,000	$330,000	$30,000

The increase in salaries will be effective April 1, 2014.

Section 9 — Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)                     Financial statements of businesses acquired.

Not applicable.

(b)                     Pro forma financial information.

Not applicable.

(c)                      Shell company transactions.

Not applicable.

(d)                     Exhibits.

The following exhibits are filed or furnished, depending on the relative item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K and Instruction B.2 to this form.

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Award Agreement (Time-Based Vesting)
10.2	Form of Restricted Stock Unit Award Agreement (Performance-Based Vesting)
10.3	Compensation Arrangement with Jeremy B. Ford
10.4	Compensation Arrangement with Darren Parmenter

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hilltop Holdings Inc.,
a Maryland corporation

Date: February 28, 2014	By:	/s/ COREY PRESTIDGE
	Name:	Corey G. Prestidge
	Title:	General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
10.1	Form of Restricted Stock Unit Award Agreement (Time-Based Vesting)
10.2	Form of Restricted Stock Unit Award Agreement (Performance-Based Vesting)
10.3	Compensation of Jeremy B. Ford
10.4	Compensation of Darren Parmenter